EXHIBIT 24

                                   POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, being duly elected directors of Univar Corporation (the "Company"), constitutes and appoints James W. Bernard, James P. Alampi, William A. Butler, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 relating to the issuance of 400,000 shares of Common Stock of the Company to be issued upon exercise by employees of the right to acquire shares, pursuant to the Univar Corporation Stock Purchase Plan, and any and all amendments, including post-effective amendments, to such Registration Statement and to file such Registration Statement, and any and all amendments thereto, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state agency having jurisdiction, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and to perform for all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, each acting alone, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     DATED June 23, 1994



/s/ James W. Bernard
/s/ Sjoerd D. Eikelboom
/s/ Richard E. Engebrecht
/s/ Roger L. Kesseler
/s/ Curtis P. Lindley
/s/ N. Stewart Rogers
/s/ Robert S. Rogers
/s/ Andrew V. Smith
/s/ William K. Street
/s/ Roy E. Wansik
/s/ Nicolaas J. Westdijk
/s/ James H. Wiborg